CSW Energy, Inc./CSW International, Inc.
                            Non-recourse Indebtedness
                                 March 31, 1997
                                   (thousands)


                     Initial                         Inflation
       Type           Term        Rate     Maturity  Adjustment        Amount
------------------  ---------- ---------  ---------- -----------    -----------

     Eurobond        10 years    8.500%      2005       None  (pounds) 100,000
     Eurobond        10 years    8.875%      2006       None  (pounds) 100,000
    Yankee Bond      5 years     7.980%      2001       None  (pounds) 129,116
    Yankee Bond      10 years    8.750%      2006       None  (pounds) 129,116
Fixed Rate Loan      7 years     8.250%      2003       None  (pounds) 173,833
    Loan Notes       7 years     5.630%      2002       None  (pounds)  40,534
     Revolver        5 years     6.550%      2001       None  (pounds)  50,000
   Senior Notes      5 years     6.875%      2001       None          $200,000